Exhibit 10.4
NON-QUALIFIED STOCK OPTION AGREEMENT
OF
REXNORD CORPORATION
THIS AGREEMENT (this “Agreement”), dated as of ________, 20__ is made by and between Rexnord Corporation, a Delaware corporation (the “Corporation”), and _____________, an employee of the Corporation or one of its Subsidiaries (the “Optionee”).
WHEREAS, the Corporation wishes to afford the Optionee the opportunity to purchase shares of its common stock (“Common Stock”);
WHEREAS, the Corporation wishes to carry out the purpose of the Rexnord Corporation 2012 Performance Incentive Plan (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Administrator, as defined in the Plan, (i) has determined that it would be to the advantage and in the best interests of the Corporation and its stockholders to grant the Non-Qualified Stock Option provided for herein (the “Option”) to the Optionee as an inducement for the Optionee to enter into or remain in the employ of the Corporation or one of its Subsidiaries and as an incentive for increased efforts by the Optionee during such employment, and (ii) has instructed the officers of the Corporation to issue said Option.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT OF OPTION
Section 1.1    Grant of Option
In consideration of the Optionee’s agreement to enter into or remain in the employ of the Corporation or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Corporation irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of ________ shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.
Section 1.2    Option Price
The purchase price of the shares of Common Stock covered by the Option shall be $_________ per share (without commission or other charge).
Section 1.3    Option Subject to Plan
The Option granted hereunder is subject to the terms and provisions of the Plan,

including without limitation, Sections 7.4 and 8.9 of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
ARTICLE II
EXERCISABILITY
Section 2.1    Commencement of Exercisability
(a)    This Option shall become exercisable in accordance with the schedule established by the Administrator at the time of grant and set forth below:

•	50% of the Option (for ______ shares of Common Stock) shall vest on ________, 20__, the third anniversary of the Grant Date; and

•	50% of the Option (for _______ shares of Common Stock) shall vest on ________, 20__, the fifth anniversary of the Grant Date.
(b)    No portion of the Option which is unvested at the Optionee’s termination of employment shall thereafter become vested.
Section 2.2    Duration of Exercisability
Any portion of the Option which becomes vested pursuant to Section 2.1 shall remain vested and may be exercised until the Option expires pursuant to Section 2.3.
Section 2.3    Expiration of Option
The Option may not be exercised to any extent by any person after the first to occur of any of the following events:
(a)    The expiration of ten years from the date the Option was granted;
(b)    If the Optionee’s termination of employment is for any reason other than (i) by the Corporation or any Subsidiary of the Corporation for Cause, or (ii) on account of the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code), the ninetieth day following the date of the Optionee’s termination of employment;
(c)    The date of the Optionee’s termination of employment by the Corporation or any Subsidiary of the Corporation for Cause; or
(d)    If the Optionee’s termination of employment is on account of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Optionee’s termination of employment.
Section 2.4    Definition of Cause
For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in any employment agreement in effect between the Corporation or any of its Subsidiaries and the Optionee as of the date of the Optionee’s termination of employment and, in the absence of any such employment agreement, “Cause” shall mean,
(a)    the Board’s determination that the Optionee failed to carry out, or comply with, in each case in any material respect, any lawful and reasonable directive of the Board or its designee consistent with the terms of the Optionee’s employment, which is not remedied within 30 days after the receipt of written notice from the Corporation specifying such failure;
(b)    the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;
(c)    the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs;
(d)    the Optionee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Corporation or any of its Subsidiaries; or
(e)    the breach by the Optionee of any of the provisions contained in Article III below or similar provisions contained in any other agreement with the Corporation or any of its Subsidiaries or other affiliates.
Section 2.5    Partial Exercise
Any vested portion of the Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.
Section 2.6    Exercise of Option
This Option shall be exercised by Optionee delivering a written notice to the Corporation specifying the number of shares the Optionee desires to purchase, and by paying the Corporation the option price for the shares being acquired at the time. The option purchase price may be paid by means of any lawful consideration as determined by the Administrator and permitted by Section 5.5 of the Plan.
ARTICLE III
RESTRICTIVE COVENANTS
Section 3.1    Reasonableness of Restrictions
Optionee acknowledges that Optionee has had and will continue to have access to Confidential Information (as defined below), that such Confidential Information is of economic value to the Company and its Subsidiaries, that such Confidential Information would be of value to a competitor of the Company and/or one of its Subsidiaries in competing against the Company and/or one of its Subsidiaries, and that it would be unfair for Optionee to exploit such Confidential Information for Optionee’s personal benefit or for the benefit of a competitor. Optionee further acknowledges that Optionee has had and/or will have an opportunity to learn about, and develop relationships with, customers of the Company and/or its Subsidiaries and that the Company and its Subsidiaries have a legitimate interest in protecting relationships with such customers, and that it would be unfair for Optionee to exploit information Optionee has learned about such customers and relationships which Optionee has developed with such customers for Optionee’s personal benefit or for the benefit of a competitor. Optionee further acknowledges that the Company and its Subsidiaries currently market and sell products and services to customers throughout the United States and that Optionee’s job duties have included and/or will include contact with products that are marketed throughout the entire United States and that the Confidential Information to which Optionee has had and/or and will have access to, and the Optionee’s customer knowledge and contacts and relationships, would be of value to a competitor in competing against the Company and/or one of its Subsidiaries anywhere in the United States. Accordingly, Optionee acknowledges that the protections provided to the Company and its Subsidiaries in this Article III are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries and that abiding by Optionee’s obligations under this Article III will not impose an undue hardship on Optionee.
Section 3.2    Restricted Services Obligation
For a period of two years following the end, for whatever reason, of the Optionee’s employment with the Company or any of its Subsidiaries, the Optionee agrees not to directly or indirectly provide Restricted Services to any Competitor respecting its operations in the United States. For purposes of this Section, (i) “Restricted Services” means services of any kind or character comparable to those the Optionee provided to the Company or any of its Subsidiaries during the one year period preceding the end of the Optionee’s employment with the Company or any of its Subsidiaries, and (ii) “Competitor” means any business located in the United States which is engaged in the development and/or sale of any product line that is substantially similar to a product line sold by the Company or any of its Untied States Subsidiaries for which the Optionee had direct managerial responsibility during the last year of the term of the Optionee’s employment with the Company or any of its United States Subsidiaries.
Section 3.3    Customer Non-Solicitation
For a period of two years following the end, for whatever reason, of the Optionee’s employment with the Company or any of its Subsidiaries, the Optionee agrees not to directly or indirectly attempt to sell or otherwise provide to any Restricted Customer any goods, products or services of the type or substantially similar to the type sold or otherwise provided by the Company or any of its Subsidiaries for which the Optionee was employed during the twelve months prior to termination of Optionee’s employment. For purposes of this Section 3.3, “Restricted Customer” means any individual or entity (i) for whom/which the Company or any of its Subsidiaries provided goods, products or services, and (ii) with whom/which the Optionee was the primary contact on behalf of the Company during Optionee’s last twelve months of employment or about whom/which the Optionee acquired non-public information during Optionee’s last twelve months of employment that would be of benefit to Optionee in selling or attempting to sell such goods, products or services in competition with the Company or any of its Subsidiaries.
Section 3.4    Non-Solicitation of Employees
During the term of the Optionee’s employment with the Company or any of its Subsidiaries and for a period of two years thereafter, the Optionee shall not directly or indirectly encourage any employee of the Company or any of its United States Subsidiaries with whom the Optionee has worked to terminate his or her employment with the Company or any such Subsidiary or solicit such an individual for employment outside the Company or any of its Subsidiaries in a manner which would end or diminish that Employee’s services to the Company or any of its Subsidiaries.
Section 3.5    Non-Disparagement
During the term of the Optionee’s employment with the Company or any of its Subsidiaries and thereafter in perpetuity, the Optionee shall not knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company or any of its Affiliates, Subsidiaries, successors, directors, officers, customers or suppliers. During the term of the Optionee’s employment with the Company or any of its Subsidiaries and thereafter in perpetuity, none of the Company, Rexnord LLC, nor any of their respective officers shall knowingly disparage, criticize, or otherwise make derogatory statements regarding the Optionee. The restrictions of this Section 3.5 shall not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.
Section 3.6    Non-Disclosure of Confidential Information
The Optionee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Optionee’s benefit or the benefit of any Person, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing, any confidential or proprietary information or trade secrets of or relating to the Company or any of its Subsidiaries, including, without limitation, information with respect to the Company’s or any of its Subsidiary’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (the “Confidential Information”). Confidential Information shall be defined to exclude information which is or becomes public knowledge through no fault of Optionee, or which was known to Optionee before the start of Optionee’s earliest relationship with the Company or any of its Subsidiaries, or which is otherwise not subject to protection under applicable law. The Optionee’s obligations under this Section 3.6 shall apply for so long as Optionee continues in the employment of the Company or any of its Subsidiaries. In addition, those obligations shall continue after Optionee’s employment terminates with respect to each piece of Confidential Information for so long as that piece of Confidential Information continues to have economic value to the Company or any of its Subsidiaries and, accordingly, could be used by a competitor of the Company or one of its Subsidiaries to compete unfairly against the Company or one of its Subsidiaries.

Section 3.7    Return of Company Property
All correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s or any of its Subsidiary’s customers, business plans, marketing strategies, products or processes, whether confidential or not, is the property of the Company (the “Company Property”). Accordingly, upon Optionee’s Termination of Employment for any reason, the Optionee shall promptly deliver to the Company all such Company Property, including any and all copies of any such Company Property, and shall not make any notes of or relating to any information contained in any such Company Property. The Optionee may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.
Section 3.8    Injunctive Relief
The Optionee hereby acknowledges that a breach of the covenants contained in this Article III will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Optionee hereby agrees that, in the event of a breach of any of the covenants contained in this Article III, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. The Company hereby acknowledges that a breach of the Company’s covenant contained in Section 3.5 will cause irreparable damage to the Optionee, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Company hereby agrees that, in the event of a breach of the Company’s covenant contained in Section 3.5, in addition to any other remedy which may be available at law or in equity, the Optionee shall be entitled to specific performance and injunctive relief.
ARTICLE IV
OTHER PROVISIONS
Section 4.1    Not a Contract of Employment
Nothing in this Agreement or in the Plan shall (i) confer upon the Optionee any right to continue in the employ of the Corporation or any of its Subsidiaries, or (ii) interfere with or restrict in any way the rights of the Corporation or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except pursuant to an employment agreement, if any, executed by and between the Corporation or any of its Subsidiaries, on the one hand, and the Optionee, on the other hand, and approved by the Board.
Section 4.2    Construction
This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.
Section 4.3    Conformity to Securities Laws
The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.4    Entire Agreement
The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Corporation and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
Section 4.5    Amendment
The Administrator at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Optionee shall not be adversely impaired without the Optionee’s written consent. The Corporation shall provide the Optionee with notice and a copy of any amendment made to this Agreement
Section 4.6    Arbitration; Waiver of Jury Trial
Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be finally determined and settled by arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 4.6, each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.
Section 4.7    Notices
All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
(i)    if to the Corporation, to:

Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214
Attention: Patty Whaley
(ii)    if to the Optionee, to the Optionee’s home address on file with the Corporation.
Section 4.8    Government and Other Regulations.
The obligation to sell and deliver shares of stock under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Corporation, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements. The Corporation shall have the power and the right to deduct or withhold, or require Optionee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Option.

Section 4.9    Counterparts
This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE CORPORATION:

Rexnord Corporation

By:
Print Name:
Title:

THE OPTIONEE:

Signature:
Print Name

Optionee's Address:

Optionee's Taxpayer Identification Number: